UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 27, 2019 (December 20, 2019)

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

(Exact Name of Registrant as Specified in Charter)

Massachusetts	0-12138	04-2619298
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

39 Brighton Avenue, Allston, Massachusetts	02134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 783-0039

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
CLASS A LIMITED PARTNERSHIP UNITS	NEN	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On December 20, 2019, Mill Street Gardens, LLC (“Mill Street”), a wholly-owned subsidiary of New England Realty Associates Limited Partnership (the “Partnership”) closed on a Purchase Agreement dated as of September 27, 2019 with Ninety-Three Realty Limited Partnership (the “Purchase Agreement”) pursuant to which Mill Street acquired Country Club Garden Apartments, a 181 unit apartment complex located at 57 Mill Street, Woburn, Massachusetts (the “Property”) for an aggregate purchase price of $59,550,000 in cash. Mill Street funded $18,000,000 of the purchase price out of an existing line of credit, $10,550,000 of the cash portion of the purchase price out of cash reserves and the remaining $31,000,000 from the proceeds of the Loan described in Item 2.03. The Purchase Agreement was filed as Exhibit 10.1 to the Partnership’s Form 8-K filed with the Securities and Exchange Commission on October 8, 2019.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 20, 2019, Mill Street entered into a Loan Agreement (the “Agreement”) with Insurance Strategy Funding Corp. LLC providing for a loan (the “Loan”) in the maximum principal amount of $35,000,000, consisting of an initial advance of $31,000,000 and a subsequent advance of up to $4,000,000 if certain conditions are met. Interest on the Note is payable on a monthly basis at a fixed interest rate of: (i) 3.586% per annum with respect to the initial advance and (ii) the greater of (A) the sum of the market spread rate and the interpolated (based on the remaining term of the Loan) US Treasury rate at the time of the advance and (B) 3.500% with respect to any subsequent advance. The principal amount of the Note is due and payable on January 1, 2035. The Note is secured by a mortgage on the Property pursuant to a Mortgage, Assignment of Leases and Rents and Security Agreement dated December 20, 2019 (the “Mortgage”). The Note is guaranteed by the Partnership pursuant to a Guaranty Agreement dated December 20, 2019 (the “Guaranty”).

Mill Street intends to use the proceeds of the initial advance under the Loan to pay a portion of the purchase price for the Property. If it draws on the additional $4,000,000, it intends to use those proceeds to pay down the line of credit that partially funded the purchase of the Property and for other Partnership expenses. The description of the terms of the Note, Mortgage and Guaranty are qualified by reference to the text of the respective documents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW ENGLAND REALTY ASSOCIATES LIMITED PARTNERSHIP

	By:	NewReal, Inc., its General Partner

		By	/s/ Ronald Brown
Ronald Brown, its President

Date December 27, 2019

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